UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2011

CoreSite Realty Corporation
 (Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey Finnin

On January 4, 2011, CoreSite Realty Corporation (“CoreSite”) announced the appointment of Jeffrey Finnin to the position of Chief Financial Officer, effective January 24, 2011. Mr. Finnin, age 47, joins CoreSite from ProLogis, where he served as Managing Director and Chief Accounting Officer for over five years. Prior to his tenure at ProLogis, Mr. Finnin spent 18 years in public accounting with significant history as a partner with KPMG and Arthur Andersen, where he served as the Partner in charge of the real estate practices in Denver.

In connection with his appointment, Mr. Finnin entered into an executive employment agreement (the “Employment Agreement”). The Employment Agreement has an initial one-year term, subject to automatic annual renewal, unless either party elects to terminate the agreement by providing at least 90 days notice prior to the applicable anniversary date. The Employment Agreement provides for an initial annual base salary of $350,000 and contains other customary employment terms including eligibility for bonuses and other incentive compensation and other benefits. The Employment Agreement provides for an initial target annual performance bonus amount of $210,000. Under the Employment Agreement, Mr. Finnin will also receive, subject to approval by CoreSite’s Board of Directors, one or more awards under CoreSite’s 2010 Equity Incentive Award Plan having an aggregate value of $1,000,000 vesting over a three-year period, with $150,000 in the form of stock options and $850,000 in restricted stock.

The Employment Agreement also provides for, among other things, severance payments and the continuation of certain benefits following certain terminations of employment by CoreSite or the termination of employment for “Good Reason” (as defined in the Employment Agreement) by Mr. Finnin. Under these provisions, if Mr. Finnin’s employment is terminated by CoreSite without “Cause” (as defined in the Employment Agreement), or in connection with CoreSite’s non-renewal of the Employment Agreement, or Mr. Finnin resigns for Good Reason, Mr. Finnin will have the right to receive continued payment of his base salary and the continuation of health benefits at CoreSite’s expense for a period of 12 months following termination. In addition, Mr. Finnin would receive a pro-rated lump sum payment upon termination based on his performance bonus amount for the year of termination. Mr. Finnin would also be entitled to accelerated vesting of any outstanding unvested equity awards that would have vested based on the passage of time had he remained employed for 12 months after termination, and his stock options would remain exercisable for at least a year following termination.

The Employment Agreement further provides that if Mr. Finnin is terminated by CoreSite without Cause, or in connection with CoreSite’s non-renewal of the Employment Agreement, or he resigns for Good Reason, in each case within 60 days prior to or 12 months following a change in control of CoreSite, then in addition to the payments and benefits described above, he would also receive an additional payment equal to his target performance bonus amount for the year of termination. In addition, Mr. Finnin would receive accelerated vesting of all of his outstanding unvested equity awards, as well as a cash payment equal to one and one-fourth (1.25) times his annual base salary in effect on the date of termination.

All of the foregoing severance benefits are conditioned on Mr. Finnin executing a release of claims in favor of CoreSite following his termination. The Employment Agreement also provides that if Mr. Finnin’s employment is terminated by CoreSite due to his disability, he will receive accelerated vesting of any of his outstanding unvested equity awards that would have vested based on the passage of time if he had remained employed with CoreSite for 12 months following his termination for disability.

“Cause” is defined in the Employment Agreement as Mr. Finnin having (i) failed to substantially perform his duties or carry out a reasonable directive from the chief executive officer, (ii) materially breached the Employment Agreement, or (iii) been convicted of certain crimes, unlawfully used illegal drugs during the performance of his duties, or committed an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against CoreSite, in each case subject to certain cure rights (other than with respect to clause (iii) in the foregoing). “Good Reason” is defined in Mr. Finnin’s Employment Agreement as (i) CoreSite’s material breach of the Employment Agreement, (ii) CoreSite’s reduction of Mr. Finnin’s base salary by more than 10% or outside of a broad-based based reduction for all executives, (iii) a material relocation of CoreSite’s executive offices, (iv) a requirement that Mr. Finnin report to anyone other than CoreSite’s chief executive officer, or (v) a material reduction in Mr. Finnin’s position, duties or responsibilities, in each case subject to certain cure rights.

The Employment Agreement also contains certain confidentiality covenants prohibiting Mr. Finnin from, among other things, disclosing confidential information relating to CoreSite. The Employment Agreement also contains non-competition and non-solicitation restrictions, pursuant to which Mr. Finnin will not be permitted to compete with CoreSite in certain circumstances for a period of 12 months following his termination of employment for any reason.

There are no family relationships between any of CoreSite’s directors or executive officers, including Mr. Finnin. Other than the Employment Agreement, there have been no transactions between CoreSite and Mr. Finnin since the beginning of CoreSite’s last fiscal year which would be required to be reported herein.

A copy of the Employment Agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Resignation of Deedee Beckman

As the result of Mr. Finnin’s appointment as Chief Financial Officer on January 4, 2011, CoreSite thereby accepted the resignation of Deedee Beckman from the position of Chief Financial Officer, in accordance with the terms of her September 2, 2010, employment agreement. Ms. Beckman’s resignation will be effective on January 24, 2011, when Mr. Finnin assumes the position of Chief Financial Officer. Ms. Beckman resigned for personal reasons and not as a result of any disagreements with CoreSite.

A copy of the Company’s press release dated January 4, 2011, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Press release dated January 4, 2011, regarding appointment of Jeffrey Finnin as Chief Financial Officer.

99.2	Employment Agreement dated January 4, 2011, between CoreSite Realty Corporation and Jeffrey Finnin.

EXHIBITS

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit
No.
99.1	Press release dated January 4, 2011, regarding appointment of Jeffrey Finnin as Chief Financial Officer.

99.2	Employment Agreement dated January 4, 2011, between CoreSite Realty Corporation and Jeffrey Finnin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: January 6, 2011	By:	/s/ Thomas M. Ray

	Name:	Thomas M. Ray
	Title:	President and Chief Executive Officer